Exhibit 99.1

Virtusa Acquires ALaS Consulting LLC

Adds Capital Markets and Investment Banking Domain Expertise

Westborough, MA — (July 5, 2011) — Virtusa Corporation (NASDAQ: VRTU), a global IT services company that offers a broad spectrum of business consulting and outsourcing services, announced that on July 1, 2011, Virtusa acquired substantially all of the assets of ALaS Consulting LLC (“ALaS”), a leading provider of consulting and advisory services to financial services companies.

The acquisition expands Virtusa’s leading position within the banking and financial services industries (BFS) by adding capital markets and investment banking domain expertise, consulting and program management skills.  ALaS provides Virtusa with approximately 150 practitioners, including former senior Wall Street professionals with significant industry experience, driving critical initiatives in areas such as regulatory compliance; trading desk operations improvement and controls; software package selection, program management and functional testing; and increasing automation to reduce costs.

ALaS currently works with leading global financial institutions and maintains relationships with key decision makers within these organizations. Virtusa will provide the combined client base an integrated offering, including deep domain knowledge, consulting-led solutions, technology implementation and industry leading global delivery execution.  Virtusa will target this integrated offering to simplify complexities and accelerate business outcomes for banking and financial services institutions.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased to welcome the ALaS team to Virtusa.  Erik DiGiacomo, President of ALaS, will lead our new capital markets line of business.  This acquisition will further enable Virtusa to identify and execute transformational programs, take on the downstream technology implementation and strengthen Virtusa’s strategic position across its BFSI client base.”

Financial Overview of Transaction

Under the terms of the asset purchase agreement, Virtusa acquired substantially all of the assets of ALaS for an aggregate cash consideration of $27.8 million, of which 10% has been held back by Virtusa for a period of 12 months as security for the sellers’ indemnification obligations under the asset purchase agreement.  As part of the transaction, substantially all of the employees of ALaS, including the management team, accepted employment with Virtusa. Virtusa has agreed to issue an aggregate of up to $4,000,000 in shares of restricted stock from Virtusa’s stock option and incentive plan, not to exceed 250,000 shares, to these new Virtusa employees.  The shares will vest annually over a four year period.

For the fiscal year ended March 31, 2012, Virtusa management currently expects ALaS to contribute revenue of approximately $24.0 million to $26.0 million.  Virtusa also currently expects the acquisition to be accretive to fiscal year 2012 earnings per diluted share by $0.01 to $0.05, inclusive of transaction and amortization expenses.  Transaction expenses are expected to be approximately $450,000 of which approximately $375,000 have been incurred in the first fiscal quarter ended June 30, 2011.

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing and modernizing their core customer facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe and Asia.

© 2011 All rights reserved. Virtusa, Accelerating Business OutcomesSM and all other related logos/service names are either registered trademarks or trademarks of Virtusa Corporation in the US, UK, EU, India and/or Sri Lanka. All other company and service names are the property of their respective holders.

About ALaS Consulting

ALaS, www.alascorp.com, provides financial services consulting for leading global financial institutions.  ALaS is organized to address and resolve the critical business issues faced by global capital markets firms, investment and retail banks, broker-dealers, wealth management and alternative investment companies as well as the vendors that serve them.  Advisory practices include:  Strategy and Business Development; Sales, Trading and Product Control; Compliance and Regulatory; and Operations Process Improvement.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the expected benefits of the ALaS Consulting LLC (“ALaS”) acquisition, the forecast of financial performance for ALaS, the growth of Virtusa’s business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of ALaS  ; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions the Company has consummated, including the ALaS acquisition, within expected time-frames or at all; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Media Contact:

Stacey Mann

Greenough Communications

617-275-6523

smann@greenoughcom.com

Investor Contact:

Staci Strauss Mortenson

ICR

203-682-8273

staci.mortenson@icrinc.com